Exhibit 99.1

United States
Securities and Exchange Commission

Schedule 13G
(cover page)
Turtle Beach Corporation (Issuer)
**************************

Box 9.
Albert Rabil is the Chief Executive Officer of Kayne Anderson Capital Advisors, L.P. Kayne Anderson Capital Advisors, L.P. disclaims beneficial ownership of the shares reported with respect to Mr. Rabil as Chief Executive Officer of Kayne Anderson Capital Advisors, L.P.

UNDERTAKING

The undersigned agrees to file the attached Statement of Beneficial Ownership on Schedule 13G with the U.S. Securities Exchange Commission and Turtle Beach Corporation.

Dated:	May 28, 2026

/S/ ALBERT RABIL
Albert Rabil